Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares New York Muni Bond ETF (ISHNY)
iShares iBonds Dec 2021 Term Muni Bond ETF (IMUN21)
iShares iBonds Dec 2022 Term Muni Bond ETF (IMUN22)
iShares Short-Term National Muni Bond ETF (NAT0-5) iShares National Muni Bond ETF (ISHMUNI)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Municipal Opportunities Fund of
BlackRock Series Trust (BR-SMO-IG)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
10-07-2016

Security Type:
BND/MUNI


Issuer
Dormitory Authority Of The State Of New
York State Personal IncomeTax Revenue
Bonds General Purpose, Series 2016D

Selling
Underwriter
Citigroup Global Markets Inc.,

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., RBC Capital
Market, Ramirez & Company,Inc, Academy
Securities, Inc., Barclays Capital Inc.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Drexel Hamilton, LLC,
Fidelity Capital Markets, Goldman Sachs &
Co., Jefferies LLC, J.P. Morgan Securities
LLC, Loop Capital Markets LLC, Mischler
Financial Group, Inc., Morgan Stanley &
Co. LLC, Oppenheimer & Co, PNC Capital
Markets LLC, ,Raymond James &
Associates,Inc.,Rice Financial Products
Company, Roosevelt & Cross,Inc.,Stern
Brothers & Co.,Stifel,Nicolaus &
Company,Inc, Siebert Brandford Shank &
Co,Ramirez & Co.,Inc, Williams Capital
Group L.P., Wells Fargo Securities, LL

Transaction Details

Date of Purchase
10-07-2016


Purchase
Price/Share
(per share / %
of par)
$126.419
(2.02)
$125.205
(2.14)
$109.098
(1.08)
$115.718
1.25)
$118.616
(1.36)
$121.226
(1.47)
$123.316
(1.61)
$125.057
(1.75)
$126.262
(1.91)

Total
Commission,
Spread or
Profit
0.417%


1. Aggregate Principal Amount Purchased
(a+b)
$130,315,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$90,410,000

b. Other BlackRock Clients
$39.905,000

2. Aggregate Principal Amount of
Offering
$1,119,385,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.11642



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 10-18-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 10-18-2016
Global Syndicate Team Member